Exhibit 10.3

STATE OF TEXAS

COUNTY OF GONZALES

CONVEYANCE AND ASSIGNMENT

THIS ASSIGNMENT AND CONVEYANCE (hereinafter called the "Assignment") is made by and between BILLY R. WILSON, 112 W. Tanglewood Drive, New Braunfels, Tx 78130 (hereinafter called "Assignor") and LUCAS ENERGY, INC., 3000 Richmond Ave Suite 400, Houston, Texas 77098 (hereinafter called "Assignee").

In consideration of ten Dollars ($10.00) and other good and valuable consideration received, and subject to the terms, conditions and reservations set forth in this Assignment, Assignor hereby SELLS, CONVERTS, ASSIGNS, TRANSFERS, AND DELIVERS unto Assignee all of Assignor's interest, except any reservations described in Item 9. below, in and to the oil and gas leases located in Gonzales and Karnes Counties, Texas, and described in Exhibit "A" (the "Leases"), which shall include to the extent associated with the Leases, all of Assignor's interest, if any, in the following which are collectively herein referred to as the "Property":

(a)

Interests in Production. Royalties, overriding royalties, production payments, rights to take royalties in kind, or other interests in production of oil, gas or other minerals subject to the exceptions and reservations herein contained.

(b)

Rights: Working Interests. Rights and interests in or derived from unit agreements, joint operating agreements, farmout agreements and farm-in agreements, options, drilling agreements, exploration agreements and working interests.

(c)

Easements. Rights-of –way, surface or ground leases, easements, servitudes and franchises acquired or used in connection with operations for the exploration and production of oil, gas or other minerals.

(d)

Wells. Producing, non-producing, shut-in and abandoned wells.

(e) Equipment. All surface and down-hole equipment and personal property.

This Assignment shall be subject to the following additional terms, conditions or Exceptions:

1. This Assignment shall be effective ("Effective date") as of 7:00 am CDT where the Property is located, on August 1, 2006 and shall be subject to any overriding royalty interests of record as of such date and any overriding royalties specifically reserved in this Assignment.

2.

Assignee shall be responsible for the plugging and abandonment of all wells located on the Leases in accordance with all laws, regulations and lease obligations. Prior to plugging any such well, Assignee will give written notice of intent to plug to Assignor. Assignor shall have 72 hours from receipt of this notice within which to elect, at its sole cost and expense, to take over all future operations pertaining to such well. Should Assignor elect to exercise this option, then Assignor shall pay Assignee the salvage value net of plugging costs for such well and all rights of Assignee related to the well shall be transferred to Assignor.

3.

Assignee shall be responsible for all costs, expenses, claims, damages, (including damages to the physical or environmental condition of the Property), suits, causes of actions and liabilities pertaining to the Property after the Effective Date.

4.

The terms, conditions or exceptions contained herein shall constitute covenants running with the land, and shall be binding upon, and for the benefit of, the respective successors and assigns of Assignor and Assignee.

5.

Assignor shall be responsible for the payments of all royalties and overriding royalties on oil and gas produced from the Property prior to the Effective Date, Assignee shall he responsible for the payment of all royalties and overriding royalties on oil and gas produced from the Property on and after the Effective Date.

6.

Assignor does hereby warrant and agree to defend the title to the interests Conveyed herein unto the said Assignee and its successors and assigns against all persons whomsoever lawfully claiming, or to claim, the same, or any party thereof, by, through , or under it, but not otherwise. As to all personal property and equipment, this assignment is made "AS IS, WHERE IS" AND WITHOUT. WARRANTY EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ASSIGNEE ACKNOWLEDGES THAT SOME PRODUCTION EQUIPMENT MAY CONTAIN ASBESTOS AND/OR NATURALLY OCCURRING RADIOACTIVE MATERIAL AND THAT ASSIGNEE ASSUMES ALL LIABILITY FOR OR IN CONNECTION WITH THE REMOVAL, TRANSPORTATION AND DISPOSAL OF SUCH MATERIALS.

7.

Assignor agrees to execute and deliver to Assignee all such other additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Assignee the rights, titles and interests and estates in the Property.

8.

Assignor makes no warranty, express or implied, as to the accuracy, correctness or completeness of any of the information, data or materials heretofore provided by Assignor or as to the amount of reserves or ability of the properties to produce. Assignor makes no statements or representations concerning the present or future value of the anticipated income, cost, or profits, if any, to be derived by Assignee from the interests being sold.

9.

Assignor assigns the following Working Interest and Revenue Interest on the Properties described on Exhibit "A" attached hereto:

LEASE

WORKING INTEREST

REVENUE INTEREST

ASSIGNED

ASSIGNED

Zavadil, Louis

100%

.7500000

RRC ID 05695

RVS #2

100%

.7500000

RRC ID 12856

Upton Ruddock

100%

.7500000

RRC ID 12977

Hagen Ranch # 1

75%

.5625000

RRC ID 12996

Merit RVS

100%

.7400000

RRC ID 13211

Perkins Oil Unit

100%

.7500000

RRC ID 13263

Griffin-Ruddock

100%

.7500000

RRC ID 13480

Hagen Ranch # 3

75%

.5625000

RRC ID 13832

Copeland Karnes

100%

.7500000

RRC ID 13598

Assignor reserves unto himself the difference between the existing leases burdens and 25% on each of the above listed properties except the Merit RVS (RRC ID 13211) on which the reservation will be the difference between existing lease burdens and 26%.

10.

Assignee will pay Assignor for all produced oil located in the production tanks of each of the Properties on the effective date of this Assignment (August 1, 2006) at the rate of $50.00 per barrel_ The total amount of produced oil on hand on the effective date will be determined by measurement conducted jointly by Assignor and Assignee or by a mutually appointed representative. Title to the produced oil on hand will be transferred to Assignee upon the payment of the above-determined amount. Assignor will assume liability of payment of royalties and taxes due on the produced oil.

11.

Assignee may, from time to time, pool, unitize or rearrange the acreage covered by this Assignment with other lands so as to form new production units, or to drill or reenter and complete new wells, however such pooling, unitization or rearrangement will not serve to reduce the overriding royalties specifically reserved in this Assignment, rather the overriding royalties will remain whole is all poolings, unitizations, rearrangements, new drills or reenters conducted on the lands covered by this Assignment or on other lands pooled herewith,

12.

Assignee warrants to maintain all leases in force in accordance with their individual and unique terms. Assignor retains access to all wells and well sites covered by this Assignment.

EXECUTED ON THE 7th day of  August, 2006, but effective for all purposes on August 1, 2006.

ASSIGNOR

ASSIGNEE

BILLY R. WILSON

LUCAS ENERGY, INC.

/s/ Billy R. Wilson

/s/ William A. Sawyer

By: Billy R. Wilson, an individual

By: William A. Sawyer, Vice-President &

Chief Operations Officer

STATE OF TEXAS

COUNTY OF GONZALES

The foregoing instrument was acknowledge before me on this 4th Day of August, 2006, by William A. Sawyer, Vice-President and Chief Operations Officer of Lucas Energy, Inc., a Texas Corporation, on Behalf of said corporation.

/s/ Pat L. Mosher

Notary Public in and for

Gonzales County, Texas

My Commission Expires:

August 25, 2008

STATE OF TEXAS

COUNTY OF GONZALES

The foregoing instrument was acknowledge before me on this 4th Day of August, 2006, by Billy R. Wilson.

/s/ Pat L. Mosher

Notary Public in and for

Gonzales County, Texas

My Commission Expires:

August 25, 2008

EXHIBIT “A”

TO

CONVEYANCE AND ASSIGNMENT

BILLY R. WILSON TO LUCAS ENERGY, INC.

The interests of Assignor in the following properties, being the same Properties described in a Conveyance and Assignment from Rosewood Resources, Inc. To Billy R. Wilson and recorded in Volume 779 Page 5, Et. Seq. Of the deed records of Gonzales County, Texas, and being the same Properties described ina Conveyance and Assignment from Magnum Hunter Production, Inc. To Billy R. Wilson and recorded in Volume 779 Page 8, et seq. Of the deed records of Gonzales County, Texas:

1. Griffin-Ruddock Oil Unit	RRC ID#	13480
Revenue Interest Assigned	.7500000
Revenue interest Retained	.0435741
2. Upton Rudduck Oil Unit	RRC ID#	12977
Revenue Interest Assigned	.7500000
Revenue Interest Retained	.0525000
3. Perkins Oil Unit**	RRC 1[)1	13263
Revenue Interest Assigned	.7500000
Revenue Interest Retained	.0287500
4. Writ RVS Oil Unit	RRC 1D#	13211
Revenue Interest Assigned	.7500000
Revenue Interest Retained	.0070310
5. RVS Oil Unit No, 2	RRC ID#	12856
Revenue Interest Assigned	.7500000
Revenue Interest Retained	.0525000

The interest 01 Assignor in the following Property, being the same Properties described in an Assignment and Bill of Sale from Tuskar (Texas), Inc. to Billy R. Wilson and being recorded in Volume 750 Page 291, et seq. of the Deed Records of Gonzales County, Texas.1.

  Zavadil, Louis Well #2ST

RRC 1D#

05695

Revenue Interest Assigned

.7500000

Revenue Interest Retained

.0133333

The interest of Assignor in the following Property, being the same Properties described in an Assignment and Bill of Sale from Tuskar (Texas), Inc. to Billy R. Wilson and being recorded in Volume 750 Page 291, et seq. of the Deed Records of Gonzales County, Texas.

  1.   Zavadil, Louis Well #2ST

RRC 1D#

05695

Revenue Interest Assigned

.7500000

Revenue Interest Retained

.0133333

The interest of Assignor in the following Property, being the same Property described in Oil, Gas and Mineral Lease between Lillie Copeland, a feme sole, by and through Leland Copeland, here there Unto duly authorized agent and attorney-in-fact, acting, under and By virute of a written power of attorney dated April 7, 1998, and now of record in Volume 797, Pages 64-66 of the official deed records of Gonzales County, Texas, and Leland Copeland as Trustee of the C. Copeland Trust as Lessors and Billy R. Wilson as Lessee dated October 23, 2000.

1.   Copeland Karnes Well No 1-H

RRC1D#

13598

Revenue Interest Assigned

.7500000

Revenue Interest Retained

.0500000

The interest of Assignor in the following Property, and being the same Properties described in an Assignment and Bill of Sale from Tuskar (Texas), Inc. to Billy R. Wilson dated March 14, 1995 and being recorded in Volume 750 Page 287, et seq. of the Deed Records of Gonzales County, Texas.

  1.   Hagen Ranch Lease #3

RRC 1D#

13832

Revenue Interest Assigned

.56250000

The interest of Assignor in the following Property, being the same Properties described in an Assignment and Bill of Sale from Tuskar (Texas), Inc. Et al, being recorded in Volume 740 Page 73, et seq. and in Vol 750, Pages 293-308 of the Deed Records of Gonzales County, Texas.

  1.   Hagen Ranch #1

RRC 1D#

12996

Revenue Interest Assigned

.5625000

Revenue Interest Retained

.0300000

SIGNED FOR IDENTIFICATION:

/s/ Billy R. Wilson

/s/ William A. Sawyer

BILLY R. WILSON

WILLIAM A. SAWYER